Exhibit 99.1

Independent Auditor’s Report

To the Members of Molecular Profiles Limited

We have audited the accompanying financial statements of Molecular Profiles Limited, which comprise the balance sheets as of July 31, 2013 and 2012, and the related profit and loss account, and related notes for the years then ended.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Molecular Profiles Limited as of July 31, 2013 and 2012, and the results of its operations for the years then ended in accordance with United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities.

Emphasis of Matter – accounting framework

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom applicable for smaller entities. These standards differ in certain respects from accounting principles generally accepted in the United States of America. Further information is presented in Notes 20 – 24 to the financial statements. Our opinion is not modified with respect to this matter.

Grant Thornton UK LLP

Chartered Accountants

Birmingham, United Kingdom

21 November 2013

Profit and Loss Account

For the Year Ended 31 July 2013

		2013	2012
	Note	£	£

Turnover	2	5,920,206	3,708,177
Cost of sales		(3,730,076)	(2,230,737)

Gross profit		2,190,130	1,477,440
Distribution costs		(1,031,631)	(642,685)
Administrative expenses		(938,938)	(925,772)
Other operating income	3	614,210	372,688

Operating profit	4	833,771	281,671
Interest receivable and similar income		7,091	28,647
Interest payable and similar charges		(73,589)	(17,258)

Profit on ordinary activities before taxation		767,273	293,060
Tax on profit on ordinary activities	6	88,144	128,496

Profit for the financial year	13	855,417	421,556

The notes on pages 4 to 13 form part of these financial statements.

Balance Sheet

As at 31 July 2013

		2013		2012
	Note	£	£	£	£
Fixed assets
Tangible assets	7		7,457,713		4,957,674
Current assets
Debtors	8	2,740,018		2,034,843
Cash at bank and in hand		1,668,637		3,283,237

		4,408,655		5,318,080
Creditors: amounts falling due within one year	9	(2,610,290)		(1,679,366)

Net current assets			1,798,365		3,638,714

Total assets less current liabilities			9,256,078		8,596,388
Creditors: amounts falling due after more than one year	10		(2,330,358)		(2,437,941)
Provisions for liabilities
Deferred tax	11		(163,671)		(251,815)

Net assets			6,762,049		5,906,632

Capital and reserves
Called up share capital	12		8,000		8,000
Capital redemption reserve	13		2,000		2,000
Profit and loss account	13		6,752,049		5,896,632

Shareholders’ funds	14		6,762,049		5,906,632

The financial statements have been prepared in accordance with the special provisions relating to companies subject to the small companies regime within Part 15 of the Companies Act 2006 and in accordance with the Financial Reporting Standard for Smaller Entities (effective April 2008).

The financial statements were approved and authorized for issue by the board and were signed on its behalf by

/s/ Nikin Patel

Nikin Patel

Director

The notes on pages 4 to 13 form part of these financial statements.

1.	Accounting Policies

1.1	Basis of preparation of financial statements

The financial statements have been prepared in accordance with the special provisions relating to companies subject to the small companies regime within Part 15 of the Companies Act 2006, ‘The Small Companies and Groups (Accounts and Directors’ Report) Regulations 2008’ and with the Financial Reporting Standard for Smaller Entities (effective April 2008).

The financial statements have been prepared under the historical cost convention. The following principal accounting policies have remained unchanged from the prior year.

1.2	Going concern

The financial statements have been prepared on a going concern basis. The directors are pleased to report that the company has sufficient cash resources along with bank facilities to meet its working capital requirements for the foreseeable future.

1.3	Turnover

The turnover shown in the profit and loss account represents the invoiced value of work carried out during the year, exclusive of Value Added Tax. Where turnover relates to the provision of a service such as testing, revenue is recognized as contract activity progresses.

1.4	Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimated residual value, over their expected useful lives on the following bases:

Freehold property	-	50 years straight line
Fit-out of freehold property	-	10-15 years straight line
Equipment	-	20-25% reducing balance

1.5	Foreign currencies

Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are translated into sterling at the rate ruling on the date of the transaction. Exchange differences are taken into account in arriving at the operating profit.

1.6	Taxation

The tax benefit recognized in the Profit and Loss account comprises the sum of deferred tax and current tax.

Current income tax assets and/or liabilities comprise those obligations to, or claims from, fiscal authorities relating to the current or prior reporting periods, that are unpaid at the reporting date. Current tax is payable on taxable profit, which differs from profit or loss in the financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more tax. Deferred tax assets are recognized when it is more likely than not that they will be recovered. Deferred tax is measured on a non-discounted basis using rates of tax that have been enacted or substantively enacted by the balance sheet date.

1.7	Research and development

Research and development expenditure is charged to the Profit and Loss account in the period in which it is incurred.

1.8	Grants

Grant income of a capital nature is accounted for as either a deduction against the amount of the grant from the purchase price of the related asset, with a consequent reduction in the annual charge for depreciation, or by treating the amount of the grant as deferred income which is credited to the profit and loss account by installments over the expected useful economic life of the related asset on a basis consistent with the depreciation policy.

Grant income of a revenue nature is credited to the profit and loss account so as to match it with the expenditure to which it is intended to contribute.

1.9	Contributions to pension funds

The company provides access to a group personal pension plan which is administered by Standard Life. Total contributions payable at the year-end are £10,092 (2012: £9,823).

2.	Turnover

The percentage of turnover that is attributable to markets outside the United Kingdom is 82.0% (2012 - 85.0%).

3.	Other operating income

	2013	2012
	£	£
Recognition of grant income	614,210	372,688

4.	Operating profit

The operating profit is stated after charging/(crediting):

	2013	2012
	£	£
Depreciation of tangible fixed assets:
- owned by the company	415,918	318,586
Auditor’s remuneration	28,000	10,800
Auditor’s remuneration - non-audit	7,500	32,900
Pension costs	60,328	55,989
(Profit)/loss on foreign exchange	(13,911)	2,524
Grant income recognized	(614,210)	(372,688)

5.	Directors’ emoluments

Remuneration in respect of directors was as follows:

	2013	2012
	£	£
Aggregate remuneration	311,817	280,340

During the year retirement benefits were accruing to 2 directors (2012 - 2) in respect of defined contribution pension schemes.

6.	Taxation

	2013	2012
	£	£
Analysis of tax charge/(credit) in the year
Current tax
Adjustments in respect of the prior year	—	(77,326)

Deferred tax
Origination and reversal of timing differences	(18,846)	19,789
Effect of increased tax rate on opening liability	—	(69,607)
Adjustments in respect of prior periods	(69,298)	(1,352)

Total deferred tax (see note 11)	(88,144)	(51,170)

Tax on profit on ordinary activities	(88,144)	(128,496)

Factors affecting tax charge for the year

The tax assessed for the year is lower than (2012 - lower than) the standard rate of corporation tax in the UK of 23.67% (2012 - 20.00%). The differences are explained below:

	2013	2012
	£	£
Profit on ordinary activities before tax	767,273	293,060

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 23.67% (2012 - 20.00%)	181,588	58,612
Effects of:
Expenses not deductible for tax purposes	21,128	13,558
Capital allowances in excess of depreciation	(455,915)	(447,388)
Adjustments to tax charge in respect of prior periods	—	(77,326)
Additional deduction for R&D expenditure	(225,017)	(128,682)
Unrelieved tax losses and other deductions arising in the period	477,284	433,405
Losses carried back	—	70,495
Other short term timing differences	932	—

Current tax charge/(credit) for the year (see note above)	—	(77,326)

7.	Tangible fixed assets

	Freehold property	Equipment	Total
	£	£	£
Cost
At 1 August 2012	4,360,571	2,665,819	7,026,390
Additions	2,318,760	597,197	2,915,957

At 31 July 2013	6,679,331	3,263,016	9,942,347

Depreciation
At 1 August 2012	363,027	1,705,689	2,068,716
Provided in the year	110,968	304,950	415,918

At 31 July 2013	473,995	2,010,639	2,484,634

Net book value
At 31 July 2013	6,205,336	1,252,377	7,457,713

At 31 July 2012	3,997,544	960,130	4,957,674

8.	Debtors

	2013	2012
	£	£
Trade debtors	2,111,097	1,146,130
Other debtors	550,620	811,387
Corporation tax	78,301	77,326

	2,740,018	2,034,843

All amounts shown under debtors fall due for payment within one year.

9.	Creditors: amounts falling due within one year

	2013	2012
	£	£
Bank loans (note 10)	141,607	62,059
Trade creditors	1,137,472	319,011
Other taxation and social security	67,295	51,492
Deferred income	655,873	129,221
Pensions payable	10,092	9,823
Accruals and other creditors	597,951	1,107,760

	2,610,290	1,679,366

10.	Creditors: amounts falling due after more than one year

	2013	2012
	£	£
Bank loans	2,330,358	2,437,941

The bank loans totaling £2,500,000 at inception represent three facilities which are repayable by monthly instalments, with one starting to be repaid from January 2013, and the other 2 due to commence in October 2013. All facilities are due for repayment 15 years from the date of drawdown. Two of the facilities bear interest at 1.95% and 2.55% above base rate per annum respectively. The third facility is a fixed rate agreement bearing interest at 3.52% per annum. The loans are secured on mortgaged properties or an unlimited debenture over other assets of the company.

11.	Deferred taxation

	2013	2012
	£	£
Provision brought forward	251,815	302,985
Released during year	(88,144)	(51,170)

At end of year	163,671	251,815

The provision for deferred taxation is made up as follows:

	2013	2012
	£	£
Accelerated capital allowances and short term timing differences	1,045,075	679,414
Tax losses carried forward	(881,404)	(427,599)

	163,671	251,815

12.	Called up share capital

	2013	2012
	£	£
Authorised
100,000- Ordinary shares of £1 each	100,000	100,000

Allotted, called up and fully paid
8,000- Ordinary shares of £1 each	8,000	8,000

Share options

At 31 July 2013 and at 31 July 2012, four employees held 1,004 options over ordinary shares exercisable at £95.30 per share and 342 options exercisable at £70.00 per share. The share options are only exercisable in the event of a sale or listing. These options were granted on 13 April 2006.

13.	Reserves

	Capital redemption reserve	Profit and loss account
	£	£
At 1 August 2012	2,000	5,896,632
Profit for the financial year	—	855,417

At 31 July 2013	2,000	6,752,049

The capital redemption reserve is a non-distributable class of reserve.

14.	Reconciliation of movement in shareholders’ funds

	2013	2012
	£	£
Opening shareholders’ funds	5,906,632	5,485,076
Profit for the financial year	855,417	421,556

Closing shareholders’ funds	6,762,049	5,906,632

15.	Related party transactions

Amounts payable to companies controlled by the following directors and shareholders for their services provided to the business in the year were:

	2013	2012
	£	£
M C Davies	702,446	403,583
P M Williams	22,875	56,500

	725,321	460,083

At 31 July 2013, the company owed a company controlled by M C Davies £292,668 (2012: £63,528) and P M Williams £nil (2012: £nil) in respect of these services.

In September 2013, the company was acquired by Columbia Laboratories Inc. (see note 19). At 31 July 2013, there was a balance payable by Columbia Laboratories Inc. to Molecular Profiles Limited of £17,498.

16.	Capital commitments

There were no capital commitments at 31 July 2013 or 31 July 2012.

17.	Contingent liabilities

There were no contingent liabilities at 31 July 2013 or 31 July 2012.

18.	Ultimate controlling parties

By virtue of the spread of shareholdings there is no one controlling party.

19.	Post balance sheet events

On 12 September 2013, the entire issued share capital of the company was acquired by Columbia Laboratories Inc., a company incorporated in the United States of America.

20.	Summary of Differences Between Accounting Principles Generally Accepted in the United Kingdom and the United States of America

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”); specifically, the financial reporting framework that has been applied in their preparation is applicable law and the Financial Reporting Standard for Smaller Entities (“FRSSE”). For the purpose of the financial statements of Molecular Profiles Limited, there are no significant differences between the actual results reported for the years ended July 31, 2013 and July 31, 2012 and the results which would have been reported for those periods had the FRSSE not been applied.

These standards differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). Differences which have an effect on the consolidated net income, shareholders’ equity and financial position of the Company are set out below

Effect of differences between UK GAAP and US GAAP on net income after tax:

	Notes	2013 £	2012 £
Gain for the year in accordance with UK GAAP		855,417	421,556

US GAAP adjustments:
Adjustment to other income acquired with the GBI grant	(a)	(18,130)	72,490
Adjustment to other income acquired with the RGF grant	(b)	(438,186)	(295,439)
Income tax benefit	(c)	16,609	54,039

Net income in accordance with US GAAP		415,710	252,646

Effect of differences between UK GAAP and US GAAP on net equity:

	Notes	2013 £	2012 £
Net assets in accordance with UK GAAP		6,762,049	5,906,632

US GAAP adjustments:
Decrease in deferred revenue acquired with the GBI grant	(a)	42,280	60,410
Increase in deferred revenue/tangible assets acquired with the RGF grant	(b)	(733,625)	(295,439)
Income tax benefit	(c)	141,450	124,841

Net assets in accordance with US GAAP		6,212,154	5,796,444

(a)	Adjustment to other income/deferred revenue (GBI)

Under UK GAAP, the Company matches income to the related expenses associated with the Grant for Business Investment (GBI) grant. Under US GAAP, revenue is recognized under the proportional performance method over the expected life of the contractual agreement.

(b)	Adjustment to other income/deferred revenue/increase in tangible assets (RGF)

Under UK GAAP, the Company matches income to the related expenses associated with the Regional Growth Fund (RGF) grant. Under US GAAP, revenue is recognized under the proportional performance method over the expected life of the contractual agreement. The Company is recognizing revenue over the performance period based on the overall risks associated with the grant.

In association with the grant under UK GAAP, the Company recorded land at historic cost less the grant income associated to the land. Under US GAAP, land is stated at cost and cannot be offset by the income attributable to the land.

(c)	Adjustment to other income/deferred taxes

Under UK GAAP, deferred tax assets are recognized only to the extent that, on the basis of all available evidence, it is considered that there will be sufficient future profits from which the reversal of the timing losses can be deducted. There is a general acceptance that an entity would look out between 1-3 years when considering future profitability to evaluate the probability of realizing the assets. Under US GAAP, there is no accepted cap on the look-out period when the company had a history of profitability. Additionally positive and negative evidence is weighted in determining the recognition of deferred tax assets.

Under US GAAP, deferred taxes are presumptively recognized on unremitted earnings related to foreign countries unless there is sufficient evidence that the country will invest the undistributed earnings indefinitely.

21.	Statements of Stockholder’s Equity and Comprehensive Income Under US GAAP

The accompanying statements of stockholder’s equity and comprehensive income set out below for illustrative purposes, is presented using the captions under US GAAP.

	Common stock	Capital redemption reserve	Retained earnings	Total
At 1 August 2011	£8,000	£2,000	£5,533,798	£5,543,798

Net income	—	—	252,646	252,646

At 31 July 2012	8,000	2,000	5,786,444	5,796,444

Net income	—	—	415,710	415,710

At July 31 2013	£8,000	£2,000	£6,202,154	£6,212,154

22.	Explanation of UK GAAP-US GAAP Differences Not Quantified

Under ASC 230, “Statement of Cash Flows,” it is required to present cash flows from operating, investing, and financing activities. Set out below, for illustrative purposes, is the consolidated statement of cash flows presented using the captions under US GAAP.

	July 31,
	2013	2012
Operating activities:
Net income	£415,710	£252,646
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	415,918	318,586
Deferred income taxes	(104,753)	(105,209)
Changes in operating assets and liabilities:
Accounts receivable	(964,967)	500,820
Inventories	(1,392)	2,648
Prepaid expenses and other assets	261,184	(629,190)
Accounts payable	(15,842)	837,521
Accrued expenses	340,566	(518,198)
Deferred revenue	982,968	458,140

Net cash provided by operating activities	1,329,392	1,117,764
Investing activities:
Purchase of property and equipment	(2,915,957)	(2,888,605)

Net cash used in investing activities	(2,915,957)	(2,888,605)
Financing activities:
Payments on short-term loan	(28,035)	—
Proceeds from note payable	—	2,500,000

Net cash (used in) provided by financing activities	(28,035)	2,500,000

Net (decrease) increase in cash and cash equivalents	(1,614,600)	729,159
Cash and cash equivalents, beginning of period	3,283,237	2,554,078

Cash and cash equivalents, end of period	£1,668,637	£3,283,237

23.	Classification Differences Between UK and US GAAP

In addition to the differences between UK GAAP and US GAAP related to the recognition and measurement of transactions by the Company, there are also a number of differences in the manner in which items are classified in the consolidated profit and loss account and consolidated balance sheet. These classification differences have no impact on net income or shareholders’ equity.

Under UK GAAP, the balance sheets are presented in ascending order of liquidity, whereas under US GAAP assets are presented in descending order of liquidity. Also under UK GAAP, the balance sheet is ordinarily analyzed between net assets and shareholders’ funds. Under US GAAP, the analysis is between total assets and total liabilities plus shareholder’s equity.

24.	Subsequent Events

Following the balance sheet date, on September 12, 2013, the entire issued share capital of the Company was acquired by Columbia Laboratories Inc., a company incorporated in the United States of America.

As a result of this transaction, the stock-based awards to employees and directors in 2006, 2012 and 2013 vested. This will result in a charge to the Statement of Operations in the year ended July 31, 2014 of $147,386, together with related tax effects thereof.